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                                                  EXHIBIT 10.76

                      OPTION AGREEMENT


         THIS AGREEMENT is made effective as of June 28, 1995 by and between John Tattersall (hereinafter referred to as "Optionee"), and Decora Industries, Inc., a Delaware corporation (hereinafter referred to as "Optionor").


                          RECITALS:


         WHEREAS, Optionee is now assuming the position of Chief Operating Officer of Decora Manufacturing pursuant to an
Employment Agreement as of the date hereof; and

         WHEREAS, to compensate Optionee for his services to Optionor, Optionor desires to grant to Optionee and Optionee is desirous of acquiring an option to purchase shares of the common stock of Optionor, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Incorporation of Recitals. The parties hereby incorporate by this reference the recitals set forth above.

         2. Grant of Option. Subject to the terms and conditions hereinafter set forth, Optionor hereby gives and grants to Optionee the right and option to purchase heretofore authorized but unissued common shares of Optionor at such time and for the purchase price specified below.

                  A.      Optionor hereby gives and grants to
Optionee, an option to purchase up to 200,000 shares of the common stock of Optionor. The option shall be exercisable at an exercise price of $1.03 (the fair market value of a share of common stock as of the date hereof).

                  B. Such options shall vest as follows: 50,000 shall vest as of the date hereof, and 50,000 options shall vest on each of the next three successive anniversary dates.

                  C. Each option shall be exercisable for three years following vesting. Notwithstanding the foregoing, upon termination of the Employment Agreement no further options shall vest and Optionee shall have a maximum of twelve months to exercise the vested options hereunder.

         3.       Vesting on Change in Control.  Upon a Change in
Control of Optionor, all of Optionee's options hereunder shall vest. Change in Control shall be defined as a change in control of the board of directors of Optionor.

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         4.       Exercise of Option.  Optionee may exercise any
option granted hereunder by notifying Optionor in writing of its intention to exercise such option. A closing date shall then be agreed to in good faith no later than 30 days after the notice, at which time Optionee shall pay the purchase price of the Shares being purchased, and Optionor shall deliver to Optionee the certificates for shares duly endorsed. Optionee may purchase all or any part of the Shares subject to options granted hereby.

         5. Representations. Optionor represents and warrants to Optionee that Optionee, upon proper exercise, shall receive good and marketable title to the shares of Optionor underlying the options being granted hereby, free of all pledges, liens and encumbrances, except as stated in paragraph 5.

         6.       Representations and Warranties of Optionee.
Optionee hereby represents and warrants that:

                  A. The options granted hereby and the Shares which will be purchased by and delivered to Optionee upon exercise of such options are being acquired by Optionee for his own account and not with a view to resale or other disposition thereof.

                  B. Optionee will not sell, transfer, or make any other disposition of the shares to be purchased and delivered to Optionee hereunder upon the exercise of such option unless and until (a) such option or shares, as applicable, are included in a registration statement or a post-effective amendment under the Securities Act which has been filed by the Optionor and declared effective by the Securities and Exchange
                          Commission (the "SEC"), or (b) in the
                          opinion of counsel for the Optionor, no
                          such registration statement or post-effective amendment is required, or (c) the SEC has first issued a "no action" letter regarding any such proposed disposition of any option or the shares.

         7.       Federal and State Securities Law Requirements.
The obligation of the Optionor to deliver and transfer the shares to the Optionee upon any exercise of any option shall be subject to the following:

                  A.      Optionor may require Optionee, as an
                          additional condition of its obligation to deliver the shares upon exercise of any option hereunder, to make any representations and warranties (including without limit those set forth in Paragraph 5 hereof) with respect to the shares as may, in the opinion of counsel to Optionor, be required to ensure compliance with the Securities Act, the securities laws of any state, or any other applicable law, regulation, or rule of any governmental agency.

                  B. Each certificate representing the shares issued pursuant to this Agreement shall bear whatever legends are required by federal or state law or by any

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                          governmental agency.  In particular, unless
                          an appropriate registration statement is filed pursuant to the Securities Act with respect to the shares, each certificate representing such shares shall be endorsed on its face with the following legend or its equivalent:

                          THE SECURITIES REPRESENTED BY
                          THIS CERTIFICATE HAVE NOT BEEN
                          REGISTERED UNDER THE
                          SECURITIES ACT OF 1933.  THE
                          SECURITIES MAY BE SOLD OR
                          TRANSFERRED ONLY IF THEY HAVE
                          BEEN REGISTERED UNDER SAID ACT
                          OR THERE EXISTS AN EXEMPTION
                          FROM REGISTRATION UNDER SAID
                          ACT OR THE RULES AND
                          REGULATIONS THEREUNDER
                          EVIDENCED BY A NO-ACTION LETTER
                          OR AN OPINION OF COUNSEL TO THE
                          ISSUER OR TO THE HOLDER HEREOF
                          REASONABLY SATISFACTORY TO THE
                          ISSUER.

         8.       Restrictions.  Optionee:

                  A. Shall not be entitled to any type of dividend declared by Optionor, unless and until an option is exercised; and

                  B. Shall not be entitled to any voting rights by virtue of an option; and

                  C. Acknowledges that the options granted hereby are personal to Optionee and that Optionee may not sell, assign, transfer or otherwise dispose of such options to any other person.

         9. Anti-Dilution. If prior to the exercise of any option granted hereunder Optionor shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of Shares of its common stock outstanding without receiving compensation therefor in money, services or property, the number of Shares of common stock subject to the options hereby granted shall (a) if a net increase shall have been effected in the number of outstanding shares of Optionor's common stock, be proportionately increased and the cash consideration payable per Share shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding Shares of Optionor's common stock, be proportionately reduced and the cash consideration payable per Share be proportionately increased.

         10. Notice and Opportunity to Cure Default. In the event of a perceived default of the provisions of this agreement, Optionor agrees to provide Optionee and his counsel written notice of any default and Optionor shall have 10 days from receipt of said notice to cure the stated default.

         11. Agreement to Perform Necessary Acts. The parties hereto agree to cooperate fully with one another in executing all documents, certificates, notices, filings and the like and performing all acts reasonably necessary to carry out the intent of this agreement.

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         12.      Assignment and Transfer.  No option granted
hereby may be assigned by Optionee without the prior written consent of Optionor.

         13.      Amendments.  This agreement may not be
modified, amended or changed except by an instrument in writing signed by the parties hereto.

         14. ARBITRATION: Any claim arising out of this Agreement shall be settled by binding arbitration in Albany, New York in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be an active member of the New York bar. The arbitrator shall prepare an award in writing which shall include factual findings and any legal conclusions on which the decision is based. Judgement upon an award so rendered may be entered in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this option Agreement as of the day and year first above written.

         OPTIONOR                     OPTIONEE

DECORA INDUSTRIES, INC.


By:
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Its:
     --------------------             ----------------------
                                      JOHN TATTERSALL

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